                                                                     EXHIBIT 5.1

                                [WSGR Letterhead]

                                  June 17, 2003

Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134

         Re: Sanmina-SCI Corporation - Exchange of $750,000,000 of its Outstanding 10.375% Senior Secured Notes due January 15, 2010

Ladies and Gentlemen:

         We have acted as special counsel to Sanmina-SCI Corporation, a Delaware corporation (the "Company"), and the Company's subsidiary guarantors named in
Schedule I hereto (the "Subsidiary Guarantors" and, together with the Company, the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $750,000,000 in principal amount of its 10.375% Senior Secured Notes due January 15, 2010 (the "Exchange Notes") to be issued in exchange (the "Exchange Offer") for a like principal amount of the Company's outstanding 10.375% Senior Secured Notes due January 15, 2010 (the "Outstanding Notes") upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by each of the Subsidiary Guarantors (each, an "Outstanding Guarantee" and collectively, the " Outstanding Guarantees"). The Registration Statement also covers issuance of the guarantees by each of the Subsidiary Guarantors of the Exchange Notes pursuant to the Exchange Offer (the "Exchange Notes Guarantees" and, together with the Outstanding Guarantees, the "Guarantees"). The Exchange Notes and the Exchange Notes Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the "Securities." The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of December 23, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.), as trustee (the "Trustee").

         In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Exchange and Registration Rights Agreement, dated as of December 23, 2002 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors and the initial purchasers listed therein;
(c) the Indenture; (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantees, included as exhibits to the Indenture; and (e) the

Sanmina-SCI Corporation
June 17, 2003
Page 2

other documents delivered by or on behalf of the Company, the Subsidiary Guarantors and the Trustee as of the date hereof in connection with the delivery of the Securities. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) that the Indenture is a legal and binding obligation of the Trustee and that the Exchange Notes will be duly authenticated by the Trustee; and (d) the legal capacity of natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors.

         Members of our firm are admitted to the bar in the State of California, the State of New York and the State of Texas, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the Delaware General Corporation Law (the "DGCL"), the Delaware Limited Liability Company Act (the "DLLCA"), the laws of the State of New York (but only with respect to our opinions as to the validity, binding effect and enforceability of the Securities), the Texas Business Corporation Act, the Texas Revised Limited Partnership Act, and the laws of the State of California, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL and DLLCA are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

         We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally,
(ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

         We express no opinion as to the applicability to the obligations of the Company and the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or California Civil Code Section 3439, or any other provision of law, relating to fraudulent conveyances, transfers or obligations.

Sanmina-SCI Corporation
June 17, 2003
Page 3

         With regard to our opinion in paragraph 2 below relating to the valid and binding obligation of the Exchange Notes Guarantees by Subsidiary Guarantors incorporated in states other than California, Delaware, New York or Texas, we have relied, with their respective consent, on the opinions of Lanier Ford Shaver & Payne, P.C. as to the Subsidiary Guarantors listed in Schedule I incorporated or formed in the State of Alabama, Deutsch Williams Brooks DeRensis & Holland, P.C. as to Hadco Corporation, Rayburn Cooper & Durham, P.A. as to Sanmina Enclosure Systems USA Inc., Quarles & Brady LLP as to Manu-tronics, Inc., and Holland & Hart LLP as to the Subsidiary Guarantors listed in Schedule I formed in the State of Colorado, as to the existence and corporate power of such Subsidiary Guarantors and the due authorization of, and the execution and delivery of the Indenture and the due authorization of, and the corporate power to execute and deliver the Exchange Notes Guarantees by such Subsidiary Guarantors (in all cases, to the extent not covered by California, Texas or New York law or the General Corporation law of the State of Delaware).

         On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

         1. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture; and

         2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any) shall have become effective under the Securities Act, (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, and (iii) the Exchange Notes Guarantees have been duly executed and delivered by the respective Subsidiary Guarantor in accordance with the provisions of the Indenture, and exchanged for the Outstanding Guarantees in accordance with the terms of the Exchange Offer, the Exchange Notes Guarantees will constitute valid and binding obligations of the applicable Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part

Sanmina-SCI Corporation
June 17, 2003
Page 4

of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI,
                                           Professional Corporation

                                           /s/ Wilson Sonsini Goodrich & Rosati

                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS

Compatible Memory, Inc.
Essex Acquisition Subsidiary, Inc.
Hadco Corporation
Hadco Santa Clara, Inc.
Interagency, Inc.
Interworks Computer Products
Manu-tronics, Inc.
Moose Acquisition Subsidiary, Inc.
Sanmina Canada Holdings, Inc.
Sanmina Enclosure Systems USA Inc.
SCI Enclosures (Denton), Inc.
Sanmina General, L.L.C.
Sanmina-SCI Systems (Alabama), Inc.
Sanmina-SCI Systems Enclosures, LLC
Sanmina Limited, L.L.C.
Sanmina Texas, L.P.
Sanmina-SCI, LLC
Scimex, Inc.
SCI Holdings, Inc.
SCI Plant No. 2, L.L.C.
SCI Plant No. 3, L.L.C.
SCI Plant No. 4, L.L.C.
SCI Plant No. 5, L.L.C.
SCI Plant No. 12, L.L.C.
SCI Plant No. 22, L.L.C.
SCI Plant No. 27, L.L.C.
SCI Plant No. 30, L.L.C.
SCI Systems, Inc.
SCI Technology, Inc.
Viking Components Incorporated